Bridgewater Media Contact: Bridgewater Investor Contact:First Minnetonka City Bank Contact:
Jessica Stejskal | SVP MarketingJustin Horstman | VP Investor RelationsTom Rogers | Chairman
jessica.stejskal@bwbmn.com justin.horstman@bwbmn.comtrogers@fmcbank.com

952.893.6860952.542.5169952.935.8663

August 28, 2024

Bridgewater Bancshares, Inc. Announces

Strategic Acquisition of First Minnetonka City Bank

St. Louis Park, MN and Minnetonka, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (“Bridgewater”), the parent company of Bridgewater Bank, and First Minnetonka City Bank announced today the signing of a definitive merger agreement under which Bridgewater Bank would acquire First Minnetonka City Bank in an all-cash transaction.

At the closing of the transaction, First Minnetonka City Bank will merge with and into Bridgewater Bank. The combined organization is expected to have approximately $4.9 billion in total assets, $4.0 billion in deposits, $3.9 billion in loan and leases, and nine full-service branches across the Twin Cities.

“We are very pleased to add a high quality and complementary Twin Cities community bank through a transaction that aligns with and accelerates our strategic priorities,” said Bridgewater Chairman and Chief Executive Officer, Jerry Baack. “First Minnetonka City Bank brings a granular core deposit base that creates balance sheet optionality and a loan mix that increases the diversification of our loan portfolio. In addition, the bank’s investment advisory platform will allow us to offer a more complete product set to our client base.

“We also look forward to welcoming the First Minnetonka City Bank team members,” added Baack. “Together we can expand our focus on providing responsive support and simple solutions to clients across the Twin Cities.”

Founded in 1964, First Minnetonka City Bank operates two full-service branches serving the Minnetonka, Minnesota area. As of June 30, 2024, First Minnetonka City Bank had $242 million in total assets, $212 million in deposits, and $128 million in loans and leases.

“Bridgewater’s exceptional corporate culture and focus on client service make it an ideal partner for our bank, employees and clients,” said First Minnetonka City Bank Chairman, Tom Rogers. “We believe Bridgewater can leverage the strengths of First Minnetonka City Bank to support the continued growth of the combined organization in the Twin Cities.”

The transaction has been unanimously approved by each company’s board of directors and by the shareholders of First Minnetonka City Bank’s parent company, First Minnetonka Bancorporation, Inc. The transaction is expected to close during the fourth quarter of 2024, subject to regulatory approvals and other customary closing conditions.

D.A. Davidson & Co. served as financial advisor and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to Bridgewater. Olsen Palmer LLC served as financial advisor and Winthrop & Weinstine PA served as legal counsel to First Minnetonka City Bank.

Investor Presentation
A slide presentation providing additional information regarding Bridgewater’s planned acquisition of First Minnetonka City Bank will be filed on a Current Report on Form 8-K and will be available on the Investor Relations section of Bridgewater’s website, investors.bridgewaterbankmn.com.

About Bridgewater
Bridgewater Bancshares, Inc. is a St. Louis Park, Minnesota-based financial holding company. Bridgewater’s banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending and treasury management solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.7 billion and seven branches as of June 30, 2024, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services and esteemed corporate culture.

About First Minnetonka City Bank
First Minnetonka City Bank is a locally owned and operated financial institution headquartered in Minnetonka, Minnesota. Founded in 1964, the bank operates two full-service branches offering a wide variety of deposit, lending, investment advisory, and other financial products and services to customers in and around the Minnetonka community. First Minnetonka City Bank had $242 million in assets as of June 30, 2024.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Bridgewater. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the parties’ inability to meet expectations regarding the timing of the proposed merger; the challenges of integrating and retaining key employees; the risk that integration of First Minnetonka City Bank’s operations with those of Bridgewater Bank will be materially delayed or will be more costly or difficult than expected; changes to tax legislation and their potential effects on the accounting for the proposed merger; the failure of the proposed Merger to close for any reason, including the failure to satisfy other conditions to completion of the proposed Merger, including receipt of required regulatory and other approvals; diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; the effect of the announcement of the proposed merger on Bridgewater Bancshares, Inc.’s, First Minnetonka Bancorporation, Inc.’s or the combined company’s respective customer and employee relationships and operating results; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the amount of First Minnetonka Bancorporation’s Tier 1 capital as of the closing date of the proposed merger and any potential downward adjustment in the merger consideration; changes in the global economy and financial market conditions and the business, results of operations and financial condition of Bridgewater Bancshares, Inc., First Minnetonka Bancorporation, Inc. and the combined company; and any other risks described in the “Risk Factors” sections of reports filed by Bridgewater Bancshares, Inc. with the Securities and Exchange Commission.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Bridgewater undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although Bridgewater believes that such information is accurate and that the sources from which it has been obtained are reliable, Bridgewater cannot guarantee the accuracy of, and have not independently verified, such information.